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                                                                     Exhibit 15
December 29, 1995

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: REPRESENTATION OF COUNSEL FOR SAFECO LIFE INSURANCE COMPANY ("SAFECO LIFE") AND ITS SAFECO SEPARATE ACCOUNT C ("SEPARATE ACCOUNT") POST-EFFECTIVE AMENDMENT NO. 3, FORM N-4

FILE NOS. 33-69712 AND 811-8052


Commissioners:

SAFECO and its Separate Account believe that the filing of Post-Effective Amendment No. 3, is consistent with the purposes and requirements for filing under Rule 485(b) under the Securities Act of 1933 ("1933 Act"). This representation is based on the fact that the changes included in this Post-Effective Amendment No. 3, are consistent with the purposes and requirements described in the adopting release for the changes to Rule 485 (IC-Rel. 20486). In addition, these changes are substantially identical to those referred to in the attached copy of our July 11, 1995, request for authority to file under Rule 485(b), which was subsequently granted orally by the SEC staff.

Based on the above, the filing of Post-Effective Amendment No. 3, is made pursuant to Rule 485(b) of the 1933 Act to become automatically effective on December 29, 1995. The undersigned has prepared and reviewed Post-Effective Amendment No. 3, and it is his opinion that Post-Effective Amendment No. 3, does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


Sincerely,


/S/ WILLIAM E. CRAWFORD

William E. Crawford, Esq.
Counsel

Attachment: July 11, 1995 Request to File Pursuant to Rule 485(b) under the 1933 Act.

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                              KATTEN MUCHIN & ZAVIS

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CHICAGO, IL        1025 THOMAS JEFFERSON STREET N. W.  EAST LOBBY  SUITE 700         TELEPHONE
IRVINE, CA                                                                           (202) 625-3500
LOS ANGELES, CA                                                                      TELECOPIER
NEW YORK, NY                                                                         (202) 298-7570
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                          WASHINGTON, D. C. 20007-5201

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PLEASE RESPOND TO                                                               WRITER'S DIRECT DIAL  NUMBER

Joan E. Boros                                                                        (202) 625-3780
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                                  JULY 11, 1995

BY HAND DELIVERY

Division of Investment Management
Securities and Exchange Commission
450 5th Street, N. W.
Washington, D.C. 20549

Attn: Brenda D. Sneed, Esq.

              RE: REQUEST TO FILE PURSUANT TO RULE 485(B) UNDER THE
                     SECURITIES ACT OF 1933 (THE "1933 ACT")

Dear Ms. Sneed:

         This is to request on behalf of SAFECO Life Insurance Company ("SAFECO") and certain of its separate accounts, as described more fully below, (the "Separate Accounts") authority to file certain post-effective amendments pursuant to Rule 485(b) under the 1933 Act ("Rule 485(b)").

         SAFECO and its Separate Account C currently have pending for review a registration statement (Files No. 33-60331 and 811-8052) regarding a new variable annuity contract (the "New Contract"). The New Contract contains the following relevant features: (i) a guaranteed death benefit that is readjusted on each sixth Contract Anniversary, and (ii) certain programs pursuant to which the Contract Owner may execute transfers and withdrawals on a regularly scheduled basis, subject to certain limitations (referred to in the prospectus and herein as the "Programs").

         Separate Account C (File No. 69712) and Resource Variable Account B (Files No. 33-69600 and 811-4716), another registered separate account of SAFECO ("Resource B"), currently offer certain variable annuity contracts (the "Existing Contracts"). SAFECO and the Separate Accounts are currently preparing post-effective amendments to the registration statements for the Existing Contracts (the "Post-Effective Amendments") to add the above described features to the Existing Contracts. We note that the guaranteed death benefit feature to be added to the Existing Contracts differs from that of the New Contract only in that the death benefit is reset each eighth Contract Anniversary.

         SAFECO and the Separate Accounts are requesting authority to file the Post-Effective Amendments pursuant to Rule 485(b) upon receipt of any comment from the Commission staff with regard to the registration statement for the New Contract, and the related changes, if any, to the disclosure regarding the added features.
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KATTEN MUCHIN & ZAVIS

July 11, 1995
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         As a point of information only, SAFECO and Separate Account C are also preparing another registration statement for an additional contract, the ("Additional Contract") which is substantially similar to the New Contract. At the time of filing that registration statement SAFECO and Separate Account C will request expedited review based on the Additional Contract's substantial similarity to the New Contracts.

         SAFECO and its Separate Accounts believe that the above request is consistent with the purposes and requirements as described in the adopting release for the changes to Rule 485 (IC-Rel. 20486). The changes to be included in the Post-Effective Amendments are "substantially identical revisions" as compared to the registration statement for the New Contract that is currently under review.

         SAFECO and its Separate Accounts are most anxious to expedite the effectiveness of both the Post-Effective Amendments and the registration statements for the New and Additional Contracts. SAFECO believes that this request is consistent with assisting the Commission staff in expeditious review of its filings. In fact, if the subject request is granted and the subsequent request for expedited review of the registration statement for the Additional Contract is granted, the Commission staff will have facilitated the clearance of four registration statements through the review of one such registration statement.

         The prompt reply by your office will assist SAFECO and the undersigned in planning and scheduling its various filings. Please call the undersigned, if you have any question or comment.

                                Very truly yours,

                                /S/ JOAN E. BOROS

                                  Joan E. Boros

cc:  William J. Crawford